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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company's 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated March 29, 2007 relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2006 which appear in this Form 10-KSB of First Federal of Northern Michigan Bancorp, Inc. for the year ended December 31, 2006.

Plante & Moran, PLLC

Auburn Hills, Michigan
March 29, 2007